                         CERTIFICATE OF DETERMINATION OF
                   CONVERTIBLE SERIES C PREFERRED STOCK OF
                                 INCOMNET, INC.

      The undersigned, President and Assistant Secretary, hereby certify that:

      1. They are the duly elected and acting President and Assistant Secretary, respectively, of Incomnet, Inc., a California corporation (the "Company").

      2. The Articles of Incorporation of the Company authorize 100,000 shares of preferred stock, no par value per share. The number of shares of Convertible Series A Preferred Stock authorized is 4,000, of which 803 are issued and outstanding. The number of shares of Convertible Series B Preferred Stock authorized is 2,900, of which 1,243 are issued and outstanding. The number of shares of Convertible Series C Preferred Stock authorized herein is 25, none of which have been issued. Upon filing of the Certificate of Determination of Convertible Series D Preferred Stock concurrently with this Certificate of Determination of Convertible Series C Preferred Stock, the number of shares of Convertible Series D Preferred Stock authorized herein is 50, none of which have been issued.

      3. The following is a true and correct copy of resolutions duly adopted by the Board of Directors at a meeting duly held on January 18, 1999, which constituted all requisite action on the part of the Company for adoption of such resolutions.

                                   RESOLUTIONS

      WHEREAS, the Board of Directors of the Company (the "Board of Directors") is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of California, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

      WHEREAS, the Board of Directors desires, pursuant to its authority described in the immediately preceding recital, to designate a new series of preferred stock, set the number of shares constituting such series, and fix the rights, preferences, privileges and restrictions of such series.

      NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series, and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

Section 1. Designation, Amount and Par Value.

      A series of preferred stock shall be designated as the Convertible Series C Preferred Stock (the "Series C Preferred Stock"), and the number of shares so designated shall be 25. The par value of each share of Series C Preferred Stock shall be no par value. Each share of Series C Preferred Stock shall have a stated value of $1,000.00 per share (the "Stated Value").

Section 2. Dividends and Distributions.

      The holders of Series C Preferred Stock shall have the rights to receive dividends set forth in this Section 2. The holders of Series C Preferred Stock shall be entitled to receive any dividend or distribution declared on the Common Stock of the Company. Upon declaration of such a dividend or distribution on the Common Stock of the Company, the holders of Series C Preferred Stock shall be entitled to such dividend or distribution that the holders of Series C Preferred Stock would have been entitled to had such holders converted their shares of Series C Preferred Stock into shares of Common Stock pursuant to Section 5 immediately prior to the record date of such dividend or distribution on the Common Stock. Except as stated in the preceding sentence, the holders of Series C Preferred Stock shall not be entitled to receive dividends.

Section 3. Voting Rights.

      The holders of the Series C Preferred Stock shall have the voting rights set forth in this Section 3.

      (a) Each share of the Series C Preferred Stock shall entitle the holder thereof to a number of votes equal to the number of shares of Common Stock such holder of Series C Preferred Stock could have been converted into immediately prior to the record date for such vote on all matters submitted to a vote of the Company's stockholders.

      (b) Except as otherwise provided by law, the holders of Series C Preferred Stock, the holders of Convertible Series D Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Company's stockholders.

Section 4. Liquidation.

      Upon any liquidation, dissolution, or winding-up of the Company, whether involuntary or voluntary (a "Liquidation"), holders of shares of Series C Preferred Stock shall be entitled to receive, out of the assets of the Company, whether such assets are capital or surplus, for each share of Series C Preferred Stock an amount equal to the Stated Value, plus an amount equal to accrued but unpaid dividends payable to such holder of Series C Preferred Stock pursuant to Section 2 above. Such payment shall be subject to the prior payment in full of the liquidation preferences with respect to the Convertible Series A Preferred Stock and the Convertible Series B Preferred Stock and shall be made pari passu with the Convertible Series D Preferred Stock but prior and in preference to the holders of Junior Securities (defined below). If the assets of the Company shall be insufficient to pay in full the amounts payable to the holders of the Series C Preferred Stock and the holders of the Convertible Series D Preferred Stock, then the entire assets to be distributed shall be distributed among the holders of the Series C Preferred Stock and the Convertible Series D Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 75% of the voting power of the Company is disposed of shall be deemed a Liquidation; provided that, a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 60 days prior to the payment date stated therein, to each record holder of Series C Preferred Stock.

Section 5. Conversion.

      (a) Each share of Series C Preferred Stock shall be converted into shares of Common Stock, at the Conversion Ratio, at the option of the holder in whole or in part at any time; provided that the number of shares of Common Stock authorized shall be sufficient to issue shares of Common Stock upon conversion of the Series C Preferred Stock. The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Series C Preferred Stock to be converted to the Company, together with a conversion notice (the "Holder Conversion Notice") in the manner set forth in Section 5(f) hereof. Each Holder Conversion Notice shall specify the number of shares of Series C Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice by facsimile (the "Holder Conversion Date"). Each Holder Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Series C Preferred Stock represented by the certificate or certificates tendered by the holder with the Holder Conversion Notice, the Company shall promptly deliver to the holder a certificate for such number of shares as have not been converted.

          (b)
                  (i) The initial Conversion Price shall be $1.00 per share.

                  (ii) If the Company, at any time while any shares of Series C Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of Common Stock payable in shares of its capital stock (whether payable in shares of Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the numerator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(b)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (iii) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                  (iv) Whenever the Conversion Price is adjusted pursuant to
Section 5(d)(ii), the Company shall promptly mail to each holder of Series C Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (v) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Series C Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Series C Preferred Stock shall be entitled upon such event to receive such amount of securities or property as the shares of Common Stock of the Company into which such shares of Series C Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Series C Preferred Stock the right to receive the securities or property set forth in this Section 5(b)(v) upon any conversion following such consolidation, merger, sale, transfer or share exchange.

This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

      (c) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Series C Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

      (d) The issuance of certificates for shares of Common Stock on conversion of Series C Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series C Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      (e) Shares of Series C Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

      (f) Each Holder Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the attention of the Secretary of the Company at the facsimile telephone number and address of the principal place of business of the Company. Any such notice shall be deemed given and effective upon (i) the earliest to occur of (a) if such notice is delivered via facsimile prior to 4:30 p.m. (Eastern Standard Time) on any date, such date, (b) if such Conversion Notice is delivered via facsimile after 4:30 p.m. on any date, the next date,
(c) five days after deposit in the United States mails, or (d) upon actual receipt by the Company, or (ii) such later date as is specified in such notice.

Section 6. Definitions.

      "Common Stock" means shares now or hereafter authorized of the class of Common Stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

      "Conversion Ratio" means, at any time, a fraction, of which the numerator is 100,000, and of which the denominator is the Conversion Price at such time.

      "Junior Securities" means the Common Stock and all other equity securities of the Company, except the Company's Convertible Series A Preferred Stock, Convertible Series B Preferred Stock, Convertible Series C Preferred Stock and Convertible Series D Preferred Stock.

      "Per Share Market Value" means on any particular date (a) the closing sale price per share of the Common Stock of such date on The Nasdaq Stock Market or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on The Nasdaq Stock Market or any stock exchange, the closing bid for a share of Common Stock in the over-the-counter market, as reported by the NASD at the close of business of such date, or (c) the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined in good faith by the Board of Directors.

Section 7. Notices.

      Any notice required by the provisions hereof to be given to the holders of shares of Series C Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

Dated:                                   /s/  Denis Richard
       -------------                     ------------------------------
                                         Denis Richard, President

                                         /s/  Michael Keebaugh
                                         ------------------------------
                                         Michael Keebaugh, Assistant Secretary

      Denis Richard, as President of Incomnet, Inc., and Michael Keebaugh, as Assistant Secretary of Incomnet, Inc. hereby declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.

Dated:                                   /s/  Denis Richard
       -------------                     ------------------------------
                                         Denis Richard, President

                                         /s/  Michael Keebaugh
                                         ------------------------------
                                         Michael Keebaugh, Assistant Secretary